As filed with the Securities and Exchange Commission on July 13, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 30, 1998


                                  CAPITAL TRUST
             (Exact name of registrant as specified in its charter)


California                           1-8063                           94-6181186
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(State or other                   (Commission                   (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


605 Third Avenue, 26th Floor
New York, New York                                                        10016
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(Address of principal executive offices)                              (Zip Code)


                                 (212) 655-0220
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


733343.2

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ITEM 2.      Acquisition or Disposition of Assets

         On June 30, 1998, the Registrant originated and funded a $39 million mezzanine loan (the "Mezzanine Loan") to the entity that owns an office complex in Dallas, Texas (the "Property"). The Property contains 15 low-rise buildings totaling 1.7 million square feet of Class A office space and a 200-room Marriott Hotel. The Mezzanine Loan is secured by a second mortgage on the Property.

         Proceeds from the Mezzanine Loan, in conjunction with the proceeds from a concurrent senior loan originated by an affiliate of Credit Suisse First Boston, were used primarily to refinance the Property.

         The Mezzanine Loan was funded with a combination of existing cash and funds borrowed under one of the Registrant's credit facilities. The Mezzanine Loan has a term of nine months. The Mezzanine Loan is prepayable at any time, subject to a prepayment penalty if prepaid before November 25, 1998, and thereafter is prepayable at par without penalty for the remainder of the term. The Mezzanine Loan is non-amortizing and bears interest at a specified rate above LIBOR.


733343.2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CAPITAL TRUST
                                   (Registrant)


Date: July 13, 1998               By:   /s/ Edward L. Shugrue III
                                      -------------------------------
                                      Name:  Edward L. Shugrue III
                                      Title: Chief Financial Officer



733343.2

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